UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 7, 2025

V2X, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

001-36341	38-3924636
(Commission	(IRS Employer
File Number)	Identification No.)

1875 Campus Commons Drive, Suite 305
Reston, VA 20191
(Address of Principal Executive Offices) (Zip Code)

(571) 481-2000
(Registrant's Telephone Number, Including Area Code)

Securities Registered Under Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	VVX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Third Amendment and Restatement of the V2X, Inc. 2014 Omnibus Incentive Plan

As described below, at the 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”) of V2X, Inc. (the “Company”), the shareholders of the Company approved the third amendment and restatement of the V2X, Inc. 2014 Omnibus Incentive Plan (the “Amended Omnibus Plan”) previously approved by the Board of Directors of the Company on February 27, 2025.

The Amended Omnibus Plan amends and restates the Company’s 2014 Omnibus Incentive Plan, as previously amended and restated (the “2014 Plan”) to, among other things, increase the number of shares of the Company’s common stock available for issuance under the 2014 Plan by an additional 900,000 shares. A more complete description of the terms of the Amended Omnibus Plan can be found in “Proposal Four: Approval of the Third Amendment and Restatement of the V2X, Inc. 2014 Omnibus Incentive Plan” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 20, 2025 (the “Proxy Statement”), which description is incorporated herein by reference. The foregoing description and the description incorporated by reference from the Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the Amended Omnibus Plan attached hereto as Exhibit 10.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.
The 2025 Annual Meeting was held on May 8, 2025. The results of voting at the 2025 Annual Meeting on each of the matters submitted to a vote of the Company’s shareholders are set forth below.

1. Election of each of the persons named below as Class II Directors for a term of three years to expire at the 2028 Annual Meeting of Shareholders, or until their successors are elected and qualified, by the following vote.

Class II Directors	For	Against	Abstain	Broker Non-Votes
Mary L. Howell	28,537,992	613,094	24,054	1,271,965
Eric M. Pillmore	28,382,172	768,757	24,211	1,271,965
Joel M. Rotroff	23,725,097	5,436,465	13,578	1,271,965
Neil D. Snyder	23,280,095	5,869,993	25,052	1,271,965

2. Ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for fiscal year 2025 was approved by the following vote.

For	Against	Abstain
30,364,529	64,424	18,152

3. Approval, on an advisory basis, of the compensation of the Company’s named executive officers in fiscal year 2024 by the following vote.

For	Against	Abstain	Broker Non-Votes
28,796,926	258,879	119,335	1,271,965

4. Approval of the third amendment and restatement of the V2X, Inc. 2014 Omnibus Incentive Plan by the following vote.

For	Against	Abstain	Broker Non-Votes
23,732,884	5,322,908	119,348	1,271,965

Item 8.01 Other Events
On May 7, the Board of Directors of the Company authorized and approved a share repurchase program for our common stock, effective May 12, 2025, under which the Company may purchase shares on the open market, through block traders, trading plans or privately negotiated transactions. The Company has authorization to repurchase up to an aggregate of $100 million of the Company’s common stock for a three-year term ending on May 12, 2028. Such authorization will continue until the program is used, terminated or replaced. The timing and number of shares to be repurchased (if any) will be determined by the Company and may depend on a number of factors including market conditions and other business considerations. The share repurchase program does not require the Company to repurchase shares of its common stock and it may be amended, suspended or discontinued at any time.
On May 12, 2025, the Company issued a press release announcing the share repurchase program, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1
V2X, Inc. Third Amended and Restated 2014 Omnibus Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on March 20, 2025 (File No. 001-36341))

99.1	Press Release, dated May 12, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2025	V2X, INC.

	By:	/s/ Sarita B. Malakar
Sarita B. Malakar
Corporate Secretary